Exhibit 10.10

SECURED PROMISSORY NOTE & SETTLEMENT AGREEMENT

US$45,000.00	September 15, 2010

Plus Settlement Amount

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation, Innovative Logistics Techniques, Inc., Galen Capital Corporation, Galen Capital Group, LLC and GCC Capital Group, LLC (together the “Maker”), jointly and severally promise to pay to the Kay M. Gumbinner Trust (the “Holder”), at such place as the Holder may later designate in writing, in lawful money of the United States, the principal sum of forty-five thousand United States dollars ($45,000.00) in accordance with this promissory note (the “Note”) under the terms set forth herein.

1.  Rate of Interest

The outstanding principal balance due under this Note shall bear an interest at the rate of six percent (6%) per annum, compounded monthly (“Interest Rate”) until paid in full.

2.  Repayment

Principal and interest due under this Note and the Settlement Payment (as defined below) shall be payable at the maturity date of September 30, 2010 (“Maturity Date”).  Furthermore, this Note shall be repaid as a first priority along with any similar notes of even date herewith (on a pari pasu basis) from any and all amounts received by Maker from ANY accounts receivable received by any of Maker subject only to normal operating expenses and regular current accounts payables – except that no such  payments shall be made from the Annex A Accounts Receivable (as defined herein) until this Note and the Settlement Amount is repaid in full.

The Maker shall have the right to prepay at any time and from time to time, in advance of maturity, without premium or penalty, all or part of the principal amount of this Note.  Each payment shall be applied first to the principal balance due.

Time is of the essence on the repayment of this Note and the Settlement Amount.

3.  Acknowledgment of Debt and Settlement

           Maker acknowledges and affirms that prior note by Holder to Maker and/or an affiliate of Maker dated December 31, 2009, in the original principal amount of $34,405 and that the total amount owed under such note is currently $43,526.98, including accrued interest and late fees, and will  be $43,925.98 as of the Maturity Date hereof.  The funds related to such note were used to benefit Maker and its business.   The Holder has been preparing to file a lawsuit to recover such moneys owed.  Such lawsuit would significantly increase the amount owed as the Maker and/or its affiliates are liable for all fees and expenses in connection with the collection of the amount owed thereunder.  Thus, the potential exposure under such note could be approximately $60,000 or more.  The Holder is willing to accept a settlement amount of $42,500 if paid on the Maturity Date hereof.  If the Settlement Amount is not repaid on or before the Maturity Date, then Holder has the right to pursue the entire amount owed, plus interest, fees and expenses.

4.           Late Fee and Default Interest

As noted above, time is of the essence on the repayment of this Note.  If this Note is not paid in full on or before the Maturity Date, there shall be a late fee of ten percent or $4,500.  In addition, after the Maturity Date, this Note shall accrue interest from the Maturity Date at the rate of eighteen percent (18%) per annum, compounded daily until paid in full (“Default Interest”).  Such Default Interest shall be on the outstanding principal amount, the interest due under the Note, the Late Fee and the Settlement Amount.

5.  Events of Default

The following shall constitute Events of Default hereunder:

(a)           If Maker defaults in the payment of any amount due on this Note when due (there is no requirement for any notice and there is no right to cure any failure of payment when due); and

(b)           If Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

6.  Remedies

(a)           Upon the happening of an Event of Default, Holder may, in Holder's sole and absolute discretion and without notice or demand to Maker, declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker.

(b)           If an Event of Default shall occur, the Maker shall pay the Holder, on demand by the Holder, all costs and expenses incurred by the Holder in connection with the collection and enforcement of this Note, including attorneys' fees and the amounts described above.

7.  Security

This Note including all late fees, interest, penalties and the Settlement Amount is/are secured by the accounts receivable listed on Annex A hereto (as may be supplemented from time to time, the “Annex A Accounts Receivable”).  Maker shall promptly execute and deliver such security interests, UCC-I and other filing statements or other documents or interests requested by Holder in order to perfect such security interest.  Maker represents and warrants that the Annex A Accounts Receivable listed are in excess of $100,000 and are free and clear and may be encumbered by this Note and any subsequent security agreements and related documents in favor of the Holder.  If for any reason whatsoever, the Annex A Accounts Receivable are not sufficient to repay all amounts due hereunder, including the Settlement Amount, or the Holder reasonably believes at any time in its sole and absolute discretion that it is not fully and satisfactorily secured, Maker shall immediately upon written request provide additional accounts receivable satisfactory to the Holder and Maker shall immediately execute and deliver such documents as may be necessary to perfect such security interest.

8.           Priority of Repayment.

This Note shall be repaid by Maker prior to the repayment of any other debt of Maker of any kind other than normal operating expenses and regular current accounts payables.  Maker shall submit by wire transfer amounts owed hereunder to Holder within 1 business day of Maker’s receipt of any accounts receivable.

9.  Miscellaneous

(a)           This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. Maker (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Virginia and the courts of the Commonwealth of Virginia located in Fairfax County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(b)           This Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Maker or to Holder shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns.  Notwithstanding the foregoing, Maker shall not have any right to assign his obligations hereunder without Holder's prior written consent.

(c)           Any failure by Holder to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)           Maker, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(i)  No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(ii)  THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(e)           The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, the warrants and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

(f)           Maker agrees to pay immediately upon request and without any need of any approvals or determinations of any kind all costs and expenses of enforcement of this Note, including, without limitation, attorneys’ fees and expenses.

(g)           None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Holder.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR OR GUARANTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, jointly and severally (hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS AND ZERO CENTS ($87,500.00), plus the Late Fee with interest at 18% per annum, compounded monthly, from the September 30, 2010 until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, less credit for any payments made.

Furthermore, Maker, jointly and severally acknowledge the Holders right to pursue the  security and accounts receivable securing this debt.  Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note.  Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first above written by its duly authorized and empowered officer or representative.

MAKER

Innolog Holdings Corporation
Innovative Logistics Techniques, Inc.
GCC Capital Group, LLC
Galen Capital Group, LLC
Galen Capital Corporation

By:	/s/ WPD
William P. Danielczyk
Chairman & Authorized Representative
For each of the respective entities

WITNESSED

____________________________

Name:   _____________________

ANNEX A

SPECIFIC ACCOUNTS RECEIVEABLE
In Excess of US$100,000

Attached

DFAS – Indianapolis
W91WAW-09-C-0173
Acct # 5030-116
Name; ODCSLOG
Amount $102,907.26